UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2010

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2010, the Board of Directors of Power Integrations, Inc. appointed Sandeep Nayyar to the position of Power Integrations’ Chief Financial Officer and Vice President of Finance, effective June 25, 2010.

Mr. Nayyar, age 50, served as Vice President of Finance of Applied Biosystems, Inc., a developer and manufacturer of life-sciences products with more than $2 billion in annual revenues, from 2002 to 2009. In his role as Vice President of Finance of Applied Biosystems, Inc., Mr. Nayyar was responsible for Applied Biosystems’ finances and accounting worldwide. Mr. Nayyar’s responsibilities included leading global business management, forecasting, budgeting, and negotiating customer contracts and licensing arrangements. Previously, Mr. Nayyar also spent eleven years at Quantum Corporation, serving in a succession of financial roles including Vice President of Finance for the disk-drive group at Quantum Corporation pursuant to which Mr. Nayyar was responsible for forecasting, budgeting, financial reporting, quarterly earnings communications and cash and business management. Mr. Nayyar also worked for five years in the public-accounting field at Ernst & Young LLP. Mr. Nayyar is a Certified Public Accountant and has a B.S. in Accounting from the University of Delhi, India.

Mr. Nayyar’s offer letter, entered into on June 23, 2010, provides that Mr. Nayyar will be employed by Power Integrations “at will” and contains the following additional terms:

1.	he will receive salary at the rate of $275,000 per year;

2.	he will be eligible to participate in the Power Integrations Executive Staff Bonus program, with a potential target bonus for 2010 of 1,500 performance stock units and a maximum bonus of 3,000 performance stock units. Power Integrations will have the sole discretion to determine whether he has earned any bonus under this program and to determine the amount of any such bonus. If Mr. Nayyar leaves Power Integrations for any reason prior to December 31, 2010, no pro rata bonus will be earned;

3.	he will receive an option to purchase up to 44,000 shares of Power Integrations common stock with an exercise price at the fair market value as of the date of grant, with a four-year vesting schedule; and

4.	he will receive 22,000 restricted stock units which will vest over four years with 25% vesting at the end of each year of employment following the date of grant.

In addition, after one year of employment, Mr. Nayyar will be eligible to participate in the Power Integrations Executive Officers Benefits program pursuant to the terms of that program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/S/ CLIFFORD WALKER
Name:	Clifford Walker
Title:	Vice President, Corporate Development

Dated: June 28, 2010